Exhibit 21.1
Subsidiaries and Affiliates of WABCO Holdings, Inc.

	Name	Jurisdiction of Incorporation
1.	Clayton Dewandre Holdings Limited	United Kingdom
2.	Delta Industrie Service SARL	France
3.	Ephicas B.V.	The Netherlands
4.	FLC NV	Belgium
5.	Guang Dong WABCO Fuwa Vehicle Brakes Co., LTD.	China, People's Republic of
6.	Meritor WABCO Vehicle Control Systems, a partnership	Delaware
7.	Meritor WABCO VCS s. de R.L. de C.V.	Mexico
8.	Meritor WABCO VCS Mexico s. de R.L. de C.V.	Mexico
9.	Partslife GmbH	Germany
10.	Shandong WABCO Automotive Products Co., Ltd.	China, People's Republic of
11.	SmartDrive Systems, Inc.	Delaware
12.	Tavares BVBA	Belgium
13.	TecAlliance GmbH	Germany
14.	Transics Belux BVBA	Belgium
15.	Transics Deutschland GmbH	Germany
16.	Transics France SARL	France
17.	Transics International BVBA	Belgium
18.	Transics Ireland Limited	Ireland
19.	Transics Italia S.R.L	Italy
20.	Transics Nederland BV	The Netherlands
21.	Transics Telematica Espana S.L.U	Spain
22.	WABCO (China) Co Ltd.	China, People's Republic of
23.	WABCO (Schweiz) GmbH	Switzerland
24.	WABCO (Shanghai) Management Co., Ltd	China, People's Republic of
25.	WABCO (Thailand) Limited	Thailand
26.	WABCO Air Compressor Holdings Inc.	Delaware
27.	WABCO Arac Kontrol Sistemleri Destek ve Pazarlama Limited	Turkey
28.	WABCO Asia Private Ltd.	Singapore
29.	WABCO Australia Pty Ltd.	Australia
30.	WABCO Austria GmbH	Austria
31.	WABCO Automotive AB	Sweden
32.	WABCO Automotive B.V.	The Netherlands
33.	WABCO Automotive Control Systems Inc.	Delaware
34.	WABCO Automotive Italia S.r.L.	Italy
35.	WABCO Automotive Mexico, S. DE R.L. DE C.V.	Mexico
36.	WABCO Automotive Pension Trustees Ltd.	United Kingdom
37.	WABCO Automotive Products Ltd.	Cayman Islands
38.	WABCO Automotive UK Limited	United Kingdom
39.	WABCO B.V.	The Netherlands
40.	WABCO Belgium BVBA	Belgium
41.	WABCO brzdy k vozidlum spol.s.r.o.	Czech Republic
42.	WABCO Centro de Distribuicao de Pecas Automotivas Ltda	Brazil
43.	WABCO Compressor Manufacturing Co, a partnership.	Delaware
44.	WABCO do Brasil Industria e Comercio de Freios Ltda	Brazil
45.	WABCO Espana S.L.U	Spain

46.	WABCO Europe BVBA	Belgium
47.	WABCO Europe Holdings B.V.	The Netherlands
48.	WABCO Europe Holdings LLC	Delaware
49.	WABCO Expats Inc.	Delaware
50.	WABCO Fahrzeugsysteme GmbH	Germany
51.	WABCO Financial Services BVBA	Belgium
52.	WABCO Foundation Brakes Private Limited	India
53.	WABCO France SAS	France
54.	WABCO GmbH	Germany
55.	WABCO Group Inc.	Delaware
56.	WABCO Group International Inc.	Delaware
57.	WABCO Holding GmbH	Germany
58.	WABCO Holdings B.V.	The Netherlands
59.	WABCO Hong Kong Ltd.	Hong Kong
60.	WABCO INDIA LIMITED	India
61.	WABCO International LLC	Delaware
62.	WABCO IP Holdings LLC	Delaware
63.	WABCO Japan Inc.	Japan
64.	WABCO Korea Ltd.	Korea
65.	WABCO Logistics (Qingdao) Co., Ltd.	China, People's Republic of
66.	WABCO Logistik GmbH	Germany
67.	WABCO Middle-East and Africa FZCO	Dubai
68.	WABCO North America LLC	Delaware
69.	WABCO Polska Spólka z ograniczona odpowiedzialnoscia	Poland
70.	WABCO Polska Sprzedaz Spólka z ograniczona odpowiedzialnoscia	Poland
71.	WABCO Radbremsen GmbH	Germany
72.	WABCO RUS LLC	Russia
73.	WABCO Sandown B.V.	The Netherlands
74.	WABCO Services SAS	France
75.	WABCO Systeme GmbH	Germany
76.	WABCO Testbahn GmbH	Germany
77.	WABCO Vertriebs GmbH & Co. KG	Germany
78.	WABCO Vostok LLC	Russia
79.	WABCOWURTH Workshop Services GmbH, a partnership	Germany
80.	WBC CV	The Netherlands
81.	MICO, Inc.	Minnesota
82.	Off Highway Brakes & Controls Ltd	United Kingdom
83.	Laydon Composites Ltd.	Canada
84.	WABCO South Africa (PTY) Ltd.	South Africa
85.	WABCO Vehicle Control Systems LLC	United States
86.	R.H. Sheppard Co. Inc.	United States
87.	Sheppard Asia Steering Systems LTD	Hong Kong
88.	Sino-American RH Sheppard Hubei Steering Systems LTD	China, People's Republic of
89.	China Source Engineered Components Trading Corporation Ltd	China, People's Republic of
90.	AMI Nantong Precision Machine Co. LTD	China, People's Republic of
91.	Shanghai G7 WABCO IOT Technology Co Ltd	China, People's Republic of